Exhibit 99.1

Iconix Reduces Debt by $362 Million and Completes the Sale of the Entertainment Segment

NEW YORK, July 3, 2017 /PRNewswire/ — Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”), today announced a substantial reduction of its debt in conjunction with the completion of the previously reported sale of its entertainment segment for $345 million in cash, subject to customary working capital adjustments. The sale of the entertainment segment included the Company’s 80% interest in the Peanuts brand and 100% interest in the Strawberry Shortcake brand.

The net proceeds from this transaction plus additional cash on the Company’s balance sheet were used to pay down approximately $362 million principal amount of debt. This includes the full extinguishment of the $210 million outstanding balance of the Company’s Senior Secured Term Loan and a mandatory payment of approximately $152 million of the Company’s Senior Secured Notes issued under the Company’s securitization facility. Following these transactions, the Company’s total debt is approximately $828 million in principal amount, which includes approximately $433 million of Senior Secured Notes, a $100 million Variable Funding Note, and approximately $295 million of 2018 Convertible Notes.

John Haugh, Chief Executive Officer of Iconix, said, “Improving the balance sheet has been a key objective of our Company, and with the entertainment sale complete we have made significant progress on this objective. In a little more than one year, we have reduced our debt by over $650 million and improved our leverage by approximately two turns.”

The entertainment segment’s historical results will be reported in Iconix’ consolidated financial statements as a discontinued operation and in subsequent periods, Iconix’ consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the entertainment segment.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), and ARTFUL DODGER. In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the

Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Jaime Sheinheit

Iconix Brand Group

jsheinheit@iconixbrand.com

212.730.0030